UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 9, 2021

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10975 N. Torrey Pines Road, Suite 150

La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On December 9, 2021, Avidity Biosciences, Inc. (the “Company”) will hold a virtual investor and analyst event focused on the Company’s Facioscapulohumeral Muscular Dystrophy (“FSHD”) program. During the event, the Company will present the corporate slide presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On December 9, 2021, the Company announced the nomination of AOC 1020 as the clinical development candidate for its FSHD program targeting double homeobox 4 (“DUX4”). Additionally, the Company reported results from its preclinical studies of AOC 1020 in FSHD. AOC 1020 is now entering IND-enabling studies.

Results from preclinical studies in FSHD patient myotubes and in an FSHD mouse disease model showed potent inhibition of DUX4-mediated gene signature in skeletal muscles. Results from a non-GLP, pharmacokinetic/pharmacodynamic study in non-human primates (“NHP”) showed that AOC 1020 was well-tolerated at all doses tested following single and repeat dosing. The Company did not observe any dose-limiting toxicity at the highest dose tested based on in-life safety assessments. AOC 1020 produced a dose-dependent increase in small interfering RNA (“siRNA”) plasma exposure following single doses, and AOC 1020 was observed to be stable in plasma with no evidence of degradation of the intact AOC. AOC 1020 also produced a dose-dependent increase in siRNA tissue exposure following single doses in a broad panel of muscle tissue. The Company believes these data support advancement of the AOC 1020 development program and potentially support an infrequent dosing regimen.

The Company anticipates both AOC 1020 and AOC 1044, the lead of three programs for the treatment of Duchenne Muscular Dystrophy (“DMD”), will enter the clinic by the end of 2022 following additional preparatory preclinical studies and regulatory clearance. Additionally, the Company’s Phase 1/2 MARINA clinical trial of AOC 1001 in adults with myotonic dystrophy is ongoing and continues to enroll patients. The Company is on track to conduct a preliminary assessment of safety, tolerability and key biomarkers in approximately half of the MARINA trial participants in the fourth quarter of 2022.

Forward-Looking Statements

The Company cautions readers that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential clinical development of AOC 1020 in patients with FSHD; the progression of clinical programs for AOC 1020 and AOC 1044 and timing of planned IND-enabling studies and clinical trials; and the expected timing of preliminary data from the MARINA trial. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company is early in its development efforts and many of its development programs are in the preclinical or discovery stage; the Company’s approach to the discovery and development of product candidates based on its AOC platform is unproven, and the Company does not know whether it will be able to develop any products of commercial value; potential delays in the commencement, enrollment and completion of clinical trials; disruption to the Company’s operations from the COVID-19 pandemic; the success of the Company’s preclinical studies and clinical trials for its product candidates; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the Company’s dependence on third parties in connection with preclinical testing and product manufacturing; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; regulatory developments in the United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and the Company’s proposed design of future clinical trials; and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Slide Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: December 9, 2021	By:	/s/ Michael F. MacLean
Name: Michael F. MacLean
Title: Chief Financial Officer